                                                                   EXHIBIT 10.25

                        SUBORDINATED FLOATING RATE NOTE

                                DUE MAY 5, 2000


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM, OR IN THE ABSENCE OF RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT IT MAY BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION.

                            TSW INTERNATIONAL, INC.

May 5, 1995                                                     $1,500,000

    TSW INTERNATIONAL, INC., a Georgia corporation (herein, together with its successors and assigns, the "Company"), for value received, hereby promises to pay on May 5, 2000 (the "Stated Maturity") to Warburg, Pincus Investors, L.P., or its registered assigns, the principal amount (the "Principal Amount")which is limited to amounts disbursed to the Company under this Subordinated Floating Rate Note ("Note"), but in no event shall the total advances exceed One Million Five Hundred Thousand Dollars ($1,500,000), all amounts advanced to the Company being shown on the attached Schedule of Loan Disbursements as described in
Section 3 below.

1.  Interest

    (a) Subject to the provisions of Section 5 hereof, the Company promises to pay interest on the Principal Amount of this Note at a rate per annum equal to the Prime Rate plus one and one-half percent (1-1/1%) (the "Applicable Prime Rate") from date of advance to the Stated Maturity. All interest will be calculated on the basis of a 360-day year and the actual number of days elapsed. Interest payments will accrue monthly in arrears and will be paid at the Stated Maturity. Interest on the Note shall accrue on each installment from the date of advance of each installment to the date of repayment; PROVIDED, HOWEVER, that if such payment occurs after 12:00 noon, New York City time, interest shall be deemed to accrue thereon until the following Business Day. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to 2% per annum in excess of the interest rate then applicable to the Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest without regard to any applicable grace period) at the same rate to the extent lawful.

    (b) As used in this Note, the following terms shall have the following meanings:

    "Accrued Amount" means, at any particular time, the Principal Amount then outstanding together with any and all unpaid and accrued interest.

    "Prime Rate" shall mean, as of any given date, the average of the prime, base, or equivalent rates of interest as are publicly announced, or published, by Morgan Guaranty Trust Company of New York, Citibank, N.A., Chemical Bank and The Chase Manhattan Bank (National Association), or the successor by merger or consolidation to any of such banks (with the understanding that such rates may merely serve as a basis upon which effective rates of interest are calculated for loans making reference thereto and that such rates are not necessarily the lowest or best rates at which such banks calculate interest or extend credit). Any change in the Prime Rate will be effective on the date such change is announced by each of, or any of, such banks.

2.  Method of Payment

    The payment of the Accrued Amount of this Note shall be made in lawful money of the United States of America against the presentation of this Note at the principal office of the Company located at 3301 Windy Ridge Parkway, Atlanta, Georgia 30339 to the registered holder of this Note (the "holder") at the Stated Maturity; provided, however, that payment of the Accrued Amount may be made only if and to the extent that payment of a distribution to the Company's shareholders can then be made under O.C.G.A. Section 14-2-640 or any successor thereto.

3.  Method of Recording Advances

    Holder shall record on the Schedule of Loan Disbursements attached hereto and made a part hereof appropriate notations to evidence the date and amount of each advance made by it to the Company. Holder is hereby irrevocably authorized by the Company to make such recording upon each advance and notice thereof to the Company and to attach as a part of this Note a continuation of such Schedule as and when required, provided that the failure of Holder to do so shall not affect the obligations of the Company hereunder.

4.  Subordination

    (a) SUBORDINATION TO SENIOR INDEBTEDNESS. This Note is subordinated in right of payment to all existing and future Senior Indebtedness. Senior Indebtedness is the principal of, interest on (including, without limitation, interest accruing after the occurrence of any bankruptcy or similar proceeding whether or not such interest constitutes an allowable claim in such proceeding) and all other amounts, payable in connection with any Debt of the Company except Debt that by its terms is not superior in right of payment to this Note. A Debt is (i) any indebtedness to NationsBank of Georgia, N.A. or any affiliate thereto
(A) for borrowed money, (B) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business) or(C) for the payment of money relating to a capitalized lease obligation; (ii) any guarantee by the Company of indebtedness for borrowed money or indebtedness incurred as described in (i)(B) or (C) above, and (iii) any renewal, extension, refunding or amendment of any indebtedness, obligation or guarantee. For purposes of the Agreement, Senior Indebtedness shall include the indebtedness evidenced by (i) that certain Loan Agreement dated August 19, 1993, between NationsBank of Georgia N.A. ("NationsBank") and the Company; (ii) that certain Promissory Note in the amount of $2,000,000 dated September 1, 1994 by Company in favor of NationsBank; (iii) that certain Promissory Note in the amount of $550,000 dated September 1, 1994 by Company in favor of NationsBank; (iv) that certain Security Agreement dated September 1, 1994 between NationsBank and the Company; (v) that certain Promissory Note in the amount of $450,000 dated June 20, 1994 by Company in favor of NationsBank;
(vi) that certain Equipment Leasing Facility dated February 7, 1994 between NationsBanc Leasing Corporation and the Company; and (vii) any successor loans, modifications or amendments to any of the agreements specified in clauses (i) -
(vi) of the foregoing or new borrowings (collectively, the "NationsBank Indebtedness").

    (b) LIQUIDATION, DISSOLUTION; BANKRUPTCY. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

         (i) the holder of Senior Indebtedness shall be entitled to receive payment in full in cash of the principal thereof and interest thereon to the date of payment of the Senior Indebtedness and all other amounts payable in connection therewith before the Holder shall be entitled to receive any payment on this Note; and

         (ii) until the Senior Indebtedness is paid in full in cash, any distribution to which the Holder would otherwise be entitled shall be made to holders of the Senior Indebtedness as their interest may appear, except that the Holder may receive securities that are subordinated to Senior Indebtedness to at least the same extent as this Note.

    (c) ACCELERATION OF NOTE. If payment of this Note is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration. The Company shall pay this Note when 120 days pass after acceleration occurs if the terms of this Note permit payment at that time.

    (d) DEFAULT ON SENIOR INDEBTEDNESS. The Company may not pay the Accrued Amount of this Note and may not acquire this Note for cash or property other than capital stock of the Company if:

         (i) a default on Senior Indebtedness occurs and is continuing or would occur by such payment that permits holders of Senior Indebtedness or, as the case may be, holders of indebtedness or other obligations that are the subject of a guarantee constituting Senior Indebtedness to accelerate the maturity of such Senior Indebtedness, indebtedness or obligations or if the Senior Indebtedness is not paid at the maturity thereof, or

         (ii)  the Senior Indebtedness has been accelerated.

 The Company may resume payments on this Note and may acquire it when the default is cured or waived, if the terms of this Note otherwise permit the payment or acquisition at that time.

    (e) WHEN DISTRIBUTION MUST BE PAID OVER. If a distribution is made to the Holder that, because of the terms hereof, should not have been made to the Holder, the Holder shall hold the distribution in trust for holders of the Senior Indebtedness and, upon demand by the Company or any holder of Senior Indebtedness, pay it over to them as their interests may appear.

    (f) RELATIVE RIGHTS. This Section defines the relative rights of the Holder and holders of Senior Indebtedness. Nothing in this Note shall:

         (i) impair, as between the Company and the Holder the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount of this Note in accordance with the terms hereof;

         (ii) affect the relative rights of the Holder and creditors of the Company other than holders of Senior Indebtedness; or

         (iii) prevent the Holder from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to the Holder.

    If the Company fails because of this Section to pay the Accrued Amount of this Note on the due date, the failure is still an Event of Default.

    (g) SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by this Note shall be impaired by any act or failure to act by the Company or by its failure to comply with the terms hereof.

5.  Restriction on Payments, Redemptions

    Notwithstanding anything in this Note to the contrary, as long as Senior Indebtedness to NationsBank or any affiliate thereto remains outstanding, without the consent of NationsBank or such affiliate, the Company shall make no payments of or redeem any portion of the Accrued Amount.

6.  Optional Redemption

    The Company may redeem, on any interest payment date, all or any portion of the Principal Amount at a price equal to the amount of the Principal Amount redeemed, plus accrued interest to the redemption date.

7.  No Mandatory Redemption

    The Principal Amount is not subject to mandatory redemption absent a registration of the Company's capital stock effected by the filing of a registration statement in compliance with the Securities Act of 1933, as amended (the "1933 Act") (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement, in which event the entire Principal Amount shall be redeemed at a price equal to the total amount of the Principal Amount then outstanding, plus interest to the redemption date.

8.  Notice of Redemption

    Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the Holder at its registered address. This Note may be redeemed in part but only in whole multiples of $250,000, unless the remaining Principal Amount is to be redeemed. On and after the redemption date interest ceases to accrue on this Note or any portion called for redemption.

9.  Denominations

    This Note is in registered form without coupons in a single denomination of up to $1,100,000.

10. Person Deemed Owners

    The registered holder of this Note will be treated as its owner for all purposes.

11. Defaults and Remedies

    (a)  Events of Default. An "Event of Default" occurs if:

         (i) the Company defaults in the payment of the Principal Amount and accrued interest on this Note when the same becomes due and payable at its Stated Maturity, whether or not such payment shall be prohibited by Section 5:

         (ii) the Company fails to comply with any of its agreements in this Note (other than those referred to in clause (i) above) and such failure continues for 30 days after receipt by the Company of notice of default from the Holder;

         (iii) the Company pursuant to or within the meaning of Title 11 of the United States Code, or any similar federal or state law for the relief of debtors (a "Bankruptcy Law"):

               A.  commences a voluntary case or proceeding;

               B. consents to the entry of any order for relief against it in any involuntary case or proceeding or the commencement of any case against it;

               C. consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law (a "Custodian"), of the Company or for any substantial part of its property;

               D.  makes a general assignment for the benefit of its creditors;

               E. files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

               F. consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

         (iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               A. is for relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;

               B. appoints a Custodian of the Company or for any substantial part of its property; or

               C.  orders the winding up or liquidation of the Company;

and the order or decree remains unstayed and in effect for 60 days.

    (b) ACCELERATION. If any Event of Default occurs and is continuing, the Holder, by written notice to the Company, may declare the Accrued Amount on this Note to be due and payable. Upon such a declaration, such Accrued Amount shall become and be immediately due and payable without presentment, demands protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by the Company. The Holder, by written notice to the Company, may rescind an acceleration and its consequences if the recission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Accrued Amount and any interest thereon pursuant to Section 1 hereof that has become due solely as a result of acceleration. No such recission shall affect any subsequent Event of Default or impair any right consequent thereto.

    (c) OTHER REMEDIES. If any Event of Default occurs and is continuing, the Holder may pursue any available remedy to collect the payment of the Accrued Amount on this Note or to enforce the performance of any provision hereof. A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

    (d) COSTS OF ENFORCEMENT. The Company agrees to pay or reimburse the Holder for all its costs and expenses, including attorneys' fees, in connection with the enforcement of its rights under this Note.

12. Notices

    All notices and other communications required to be given hereunder shall be in writing and shall be deemed to have been duly given upon delivery, if delivery by hand; if given by mail, three (3) days after the date of mailing, postage prepaid, certified or registered mail to a party hereto at the address set forth below; if given by facsimile, upon transmission to the number set forth below provided written confirmation is sent to the address below; if given by overnight delivery service addressed to the address set forth below, the business day following the day on which such notice is sent:

 If to the Company:

           TSW International, Inc.
           3301 Windy Ridge Parkway
           Atlanta, Georgia 30339
           Attention: Chief Executive Officer
           Facsimile: (404) 989-4461

 With a copy to:

           Troutman Sanders
           NationsBank Plaza
           600 Peachtree Street, N.E.
           Suite 5200
           Atlanta, Georgia 30308-2216
           Attention: Robert W. Grout, Esq.
           Facsimile: (404) 885-3947

 If to the Holder:
           Warburg, Pincus Investors, L.P.
           466 Lexington Avenue
           New York, New York 10017
           Attention: Joseph P.Landy
           Facsimile: (212) 878-9359

Either party hereto may change its address for purposes of receiving notices pursuant to this Note by giving notice to such new address to the other party hereto.

13. Amendments, Supplements and Waivers

    This Note may be amended or supplemented, with the consent of the Holder. The Holder may waive an existing Event of Default and its consequences. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.

14. No Recourse Against Others

    A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or for any claim based on, in respect of or by reason of, such obligations or their creation. The Holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

15. Governing Law

    The laws of the State of Georgia shall govern this Note.

    IN WITNESS WHEREOF, the Company has caused this Note to be signed by its officer hereunder authorized, as of the date first above written.

           TSW INTERNATIONAL, INC.



           By: /s/ Chris Lane
               ----------------------
               Name:  Chris Lane
               Title: President

                                ASSIGNMENT FORM

To assign this Note, fill in the form below: {I or We} assign and transfer this Note to:


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               (insert assignee's soc. sec. no. or tax I.D. no.


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             (print or type assignee's name, address and zip code)

and irrevocably appoint
                      ---------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

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Date:
     -----------------------

              Your Signature:
                              -----------------------------------

                   (Sign exactly as your name appears on the
                    face of this Note.)


Signature Guarantee.

                        SCHEDULE OF LOAN DISBURSEMENTS


                            ATTACHED TO AND FORMING
                   A PART OF SUBORDINATED FLOATING RATE NOTE
                         DATED AS OF FEBRUARY 14, 1995


Loan Disbursement
(Principal Amount)                               Date of Advance
------------------                               ---------------

                                                       SCHEDULE TO EXHIBIT 10.24


                             SCHEDULE OF TERMS OF
                       SUBORDINATED FLOATING RATE NOTES
     PAYABLE BY TSW INTERNATIONAL, INC. TO WARBURG, PINCUS INVESTORS, L.P.


DATE OF AGREEMENT       DEBT ISSUED            NOTE DUE DATE
-----------------       -----------            -------------
    6/20/94             $4,000,000               7/31/99
   11/10/94              2,500,000              11/10/99
     1/4/95              3,500,000                1/4/00
    2/14/95              1,100,000               2/24/00
     5/5/95              1,500,000                5/5/00
    6/27/95                400,000               6/27/00
   10/13/95              2,500,000              10/13/00